ZANETT NOTIFIED OF COMPLIANCE WITH NASDAQ CONTINUED LISTING REQUIREMENTS

NEW YORK-- Zanett, Inc. (NasdaqCM: ZANE), a leading consulting firm specializing in business process outsourcing (BPO), IT enabled services
(ITES), and information technology (IT) serving Fortune 500 corporations and mid-market companies, today announced that it received a letter from the Nasdaq Stock Market on July 17, 2008, stating that Zanett has regained compliance with the minimum bid price requirement set forth in Marketplace Rule 4310(c)(4) for continued listing of its securities on the Nasdaq Stock Market.

On May 29, 2008, Zanett, Inc. received a letter from the Nasdaq Stock Market stating that the Nasdaq Hearings Panel had granted Zanett's request to remain listed on Nasdaq, subject to the condition that on or before July 23, 2008, Zanett must have received a closing bid price of $1.00 or more for its common stock for a minimum of ten consecutive trading days. In that letter, the Panel noted that Zanett's stock price had suffered over the past year due to its financial results and general market conditions.

To enable Zanett's common stock to regain compliance with the $1 minimum bid price requirement and remain listed on the Nasdaq Capital Market, Zanett executed a 1-for-4 reverse stock split effective on June 30, 2008. The current ticker for post-split common stock of Zanett following the reverse stock split is "ZANED." The common stock of Zanett has traded above $1 since the reverse stock split.

Claudio Guazzoni, the Chief Executive Officer of Zanett said "We are very pleased that we have regained compliance with the Nasdaq continued listing requirements. We value our listing on the Nasdaq Capital Market, and believe that our continued listing along with the strong sales and contract signings we are experiencing and the corresponding improved financial results will boost shareholder value in the long term."

About Zanett

Zanett is a leading business process outsourcing (BPO), IT enabled services
(ITES), and information technology (IT) consulting firm serving Fortune 500 corporations and mid-market companies.

Zanett provides BPO, ITES, IT and Management Consulting Services, as well as delivers custom business solutions that integrate and implement Oracle's full suite of product offerings - Oracle, JD Edwards, PeopleSoft, Seibel, together with associated Oracle Fusion technologies. A wide range of industry-focused delivery expertise is provided to clients, including Managed Services, Enterprise Applications, Business Intelligence, SOA, and Middleware Technologies. Zanett also provides full infrastructure and application hosting, utilizing local and international resources, remote and onsite DBA support, all on a 24x7 basis.

Zanett currently employs over 198 people nationwide, is headquartered in New York City, and operates out of 8 offices (Atlanta, Boston, Cincinnati, Indianapolis, Jacksonville, New York City and the Philippines). Founded in 2000, Zanett is listed on the NASDAQ Capital Market under the symbol ZANE. For more information, please visit http://www.zanett.com.

Disclaimer And Forward-Looking Statements

Certain statements in this news release regarding projected results of operations or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for other future activities may and should be regarded as "forward-looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett currently is considering, but in reality may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.

Circumstances do change, and if and when the landscape changes, Zanett shall endeavor to remain as flexible as possible, and adjust its strategy accordingly. Zanett undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The abovementioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect Zanett, see Zanett's filing with the Securities and Exchange Commission, including it's Annual Report on Form 10-K, for the fiscal year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.